TRUST AGREEMENT


                                 by and between


                           AMERICAN BANK OF NEW JERSEY

                                       and


                              THE BANK OF NEW YORK

TABLE OF CONTENTS
SECTION 1  --  GENERAL............................................................................................1
      1.1   Definitions...........................................................................................1
      1.2   Compliance With Law...................................................................................2

SECTION 2  --  ESTABLISHMENT OF TRUST.............................................................................2
      2.1   Appointment and Acceptance of Trustee.................................................................2
      2.2   Trustee Responsibilities..............................................................................2
      2.3   Contributions.........................................................................................3
      2.4   Exclusive Benefit.....................................................................................3
      2.5   Return of Contributions...............................................................................3
      2.6   Distributions.........................................................................................3

SECTION 3  --  AUTHORITIES........................................................................................4
      3.1   Authorized Parties....................................................................................4
      3.2   Authorized Instructions...............................................................................4

SECTION 4  --  INVESTMENT AND ADMINISTRATION OF THE FUND..........................................................5
      4.1   Investment Funds......................................................................................5
      4.2   Discretionary Powers and Duties of Trustee............................................................5
      4.3   Directed Powers of Trustee............................................................................7
      4.4   Employer Stock........................................................................................9
      4.5   Standard of Care.....................................................................................10
      4.6   Force Majeure........................................................................................10

SECTION 5  --  APPOINTMENT AND AUTHORITY OF PENTEGRA.............................................................10
      5.1   Appointment and Delegation...........................................................................10
      5.2   Allocation and Investment Directions to Trustee......................................................10
      5.3   Custody of Participant Loan Documents................................................................11
      5.4   Designation for Authorized Instructions..............................................................11
      5.5   Resignation or Removal of Pentegra...................................................................11

SECTION 6  --  REPORTING AND RECORDKEEPING.......................................................................11
      6.1   Records and Accounts.................................................................................12
      6.2   Non-Fund Assets......................................................................................12

SECTION 7  --  COMPENSATION, EXPENSES, TAXES, INDEMNIFICATION....................................................12
      7.1   Compensation and Expenses............................................................................13
      7.2   Tax Obligations......................................................................................13
      7.3   Indemnification......................................................................................13

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
SECTION 8  --  AMENDMENT, TERMINATION, RESIGNATION, REMOVAL......................................................14
      8.1   Amendment............................................................................................14
      8.2   Removal or Resignation of Trustee....................................................................14
      8.3   Property Not Transferred.............................................................................14

SECTION 9  --  ADDITIONAL PROVISIONS.............................................................................14
      9.1   No Merger, Consolidation or Transfer of Plan Assets or Liabilities...................................14
      9.2   Assignment or Alienation.............................................................................15
      9.3   Successors and Assigns...............................................................................15
      9.4   Governing Law........................................................................................15
      9.5   Necessary Parties....................................................................................15
      9.6   No Third Party Beneficiaries.........................................................................15
      9.7   Execution in Counterparts............................................................................15
      9.8   No Additional Rights.................................................................................15


                                 TRUST AGREEMENT


      THIS TRUST AGREEMENT, effective as of November 1, 2005 by and between American Bank of New Jersey (the "Company") and The Bank of New York (the "Trustee").


                              W I T N E S S E T H:
                              --------------------


      WHEREAS, pursuant to an Adoption Agreement, the Company has adopted a qualified retirement plan for the benefit of its employees and the employees of certain of the Company's affiliates which have heretofore or may hereafter adopt such plan (such plan, as amended from time to time, is referred to herein as the "Plan");


      WHEREAS, the Company has established or desires to establish a trust constituting a part of the Plan, pursuant to which assets will be held to provide for the funding of, and payment of benefits under, the Plan (the "Trust");


      WHEREAS, the Company desires to appoint the Trustee as trustee of the Trust and the Trustee is willing to accept such appointment; and


      WHEREAS, the Plan provides for one or more fiduciaries named in the Plan having the power to manage and control the assets of the Plan (the "Named Fiduciary");


      NOW, THEREFORE, the Company and the Trustee, each intending to be legally bound, agree as follows:

                                    SECTION 1

                                     GENERAL
                                     -------


     1.1  Definitions.  The terms used herein shall have the following meanings:
          -----------

           (a)  "Agreement"  means this  instrument,  including  all  amendments
                 ---------
thereto.

           (b) "Code" means the Internal Revenue Code of 1986, as amended.
                ----

           (c)  "Employer"  means the Company and any  affiliate  of the Company
                 --------
which has heretofore adopted, or may hereafter adopt, the Plan. Each affiliate of the Company adopting the Plan appoints the Company as its agent for purposes of this Agreement and agrees that it shall be bound by the decisions, actions and directions of the Company and the Named Fiduciary under this Agreement and that the Trustee shall be fully protected in relying upon such decisions, actions and directions and shall in no event be required to give notice to or otherwise deal with such affiliate except by dealing with the Company as agent of such affiliate.

          (d)  "Employer  Stock" shall mean  securities  of the  Employer  which
                ---------------
constitute "qualifying employer securities" with respect to the Plan within the meaning of Section 407 of ERISA.

          (e) "ERISA" means the Employee Retirement Income Security Act of 1974,
               -----
as amended.

          (f) "Fund"  means the assets held  pursuant to this  Agreement as such
               ----
assets shall exist from time to time.

          (g) "Tax Obligations"  means the  responsibility for payment of taxes,
               ---------------
withholding, certification and reporting requirements, claims for exemptions or refund, interest, penalties and other related expenses of the Fund. 1.2 Compliance With Law

     1.2  Compliance  With Law.  The Plan and Trust are  intended to comply with
          --------------------
ERISA and to be tax-exempt under Section 501(a) of the Code. The Company assumes full responsibility to establish and maintain the Plan as a plan meeting the qualification requirements of Section 401(a) of the Code and shall immediately notify the Trustee if the Plan ceases to be qualified.


                                    SECTION 2

                             ESTABLISHMENT OF TRUST
                             ----------------------

      2.1 Appointment and Acceptance of Trustee. The Company hereby appoints THE
          -------------------------------------
BANK OF NEW YORK as Trustee of the Trust with respect to the Fund. The Company shall provide to Trustee a resolution of its Board of Directors (which may include a resolution authorizing one or more officers authorized to act on its behalf) certified by the Secretary or any Assistant Secretary of the Company ("Certified Resolutions") appointing The Bank of New York as Trustee hereunder. The Fund shall consist of all monies and other property acceptable to the Trustee in its sole discretion as may be paid or delivered to the Trustee from time to time, together with any and all increments thereto, proceeds and reinvestments thereof, and income thereon, less payments and distributions therefrom. The Fund shall be held by the Trustee in trust and dealt with in accordance with the provisions of this Agreement without distinction between principal and income. The Trustee hereby accepts its appointment as trustee, acknowledges that it assumes the duties established by this Agreement and agrees to be bound by the terms contained herein.

      2.2 Trustee  Responsibilities.  The Trustee  shall hold the assets of, and
          -------------------------
collect the income and make payments from the Fund, all as hereinafter provided. Except to the extent that assets of the Fund have been deposited in a collective investment fund maintained by the Trustee, the Trustee shall not be responsible, directly or indirectly, for the investment or reinvestment of the assets of the Fund, which shall be the sole responsibility of the Named Fiduciary. The Trustee is not a party to, and has no duties or responsibilities under, the Plan other than those that may be expressly contained in this Agreement. As to the responsibilities of the Trustee, in any case in which a provision of this Agreement conflicts with any provision in the Plan, this Agreement shall control. The Trustee shall have no duties, responsibilities or liability with respect to the acts or omissions of any prior trustee.

      2.3  Contributions. The  Trustee  shall  have  no  authority  or  duty  to
           -------------
determine the adequacy of or enforce the collection of contributions under the Plan, shall not be responsible for the adequacy of the Trust to meet and discharge any liabilities under the Plan and shall have no responsibility for any property until such cash or property is received and accepted by the Trustee. The Employer and the Named Fiduciary shall have the sole duty and responsibility for ensuring the adequacy of the Trust to discharge the liabilities under the Plan, determining the adequacy of the contributions to be made under the Plan, transmitting the contributions to the Trustee and ensuring compliance with any statute, regulation or rule applicable to contributions.

      2.4 Exclusive  Benefit.  Except as may be permitted by law or by the terms
          ------------------
of the Plan or this Agreement, at no time prior to the satisfaction of all liabilities with respect to participants and their beneficiaries under the Plan shall any part of the Trust be used for or diverted to any purpose other than for the exclusive benefit of the participants and their beneficiaries. The assets of the Trust shall be held for the exclusive purposes of providing benefits to participants of the Plan and their beneficiaries and defraying the reasonable expenses of administering the Plan and the Trust.

      2.5 Return of Contributions.  Notwithstanding  any other provision of this
          -----------------------
Agreement: (i) if a contribution is conditioned upon a favorable determination as to the qualified status of the Plan under Code Section 401 and the Plan receives an adverse determination with respect to its initial qualification, then any such contribution may be returned to the Employer within one year after the date of determination; (ii) a contribution made by the Employer based upon mistake of fact may be returned to the Employer within one year after the date of such contribution; and (iii) if a contribution to the Plan is conditioned upon its deductibility under the Code and a deduction for such a contribution is disallowed, such contribution may be returned to the Employer within one year after the date of the disallowance of such deduction.

      In the case of the return of a contribution due to mistake of fact or the disallowance of a deduction, the amount which may be returned is the excess of the amount contributed over the amount that would have been contributed had there not been a mistake or disallowance. Earnings attributable to the excess contributions may not be returned to the Employer but losses attributable thereto must reduce the amount to be so returned. Any return of contribution made by the Trustee pursuant to this Section shall be made only upon the direction of the Named Fiduciary, which shall have exclusive responsibility for determining whether the conditions of such return have been satisfied and for the amount to be returned.

      2.6  Distributions.  The Trustee shall make distributions and payments out
           -------------
of the Fund as directed by the Named Fiduciary and amounts distributed or paid pursuant to such direction thereafter no longer shall constitute a part of the Fund. The Named Fiduciary may direct such distributions and payments to be made to any person, including the Named Fiduciary or an Employer, or to any paying agent designated by the Named Fiduciary, in such amounts and in such form (including, without limitation, shares of Employer Stock) and for such purposes as the Named Fiduciary shall direct. Any such order shall constitute a certification that the payment is one the Named Fiduciary is authorized to direct. The Named Fiduciary shall have the exclusive responsibility, and the Trustee shall not have any responsibility or duty under this Agreement, for ensuring that any payment made from the Fund at the direction of the Named Fiduciary does not constitute a diversion of the assets of the Fund and for determining that any such distribution is in accordance with the terms of the Plan and applicable law, including, without limitation, determining the amount, timing or method of payment and the identity of each person to whom such payments shall be made. The Trustee shall have no responsibility or duty to determine the tax effect of any payment or to see to the application of any payment. The Trustee shall not be required to make any payment from the Fund in excess of the net realizable value of the assets of the Fund or to make any payment in cash unless there is sufficient cash in the Fund or the Named Fiduciary has provided written instructions as to the assets to be converted to cash for the purpose of making the distribution. If a dispute arises as to who is entitled to or should receive any benefit or payment, the Trustee may withhold or cause to be withheld such payment until the dispute is resolved.


                                    SECTION 3

                                  AUTHORITIES
                                  -----------

      3.1 Authorized Parties.  The Company shall identify the Named Fiduciary to
          ------------------
the Trustee and shall furnish the Trustee with a written list of the names, signatures and extent of authority of all persons authorized to direct the Trustee and otherwise act on behalf of the Company under the terms of this Agreement. The Named Fiduciary will provide the Trustee with a written list of the names, signatures and extent of authority of all persons authorized to act on behalf of the Named Fiduciary. The Trustee shall be entitled to rely on and shall be fully protected in acting upon direction from an authorized party until notified in writing by the Company or the Named Fiduciary, as appropriate, of a change of the identity of an authorized party.

      3.2  Authorized  Instructions.  All  directions  and  instructions  to the
           ------------------------
Trustee from a party who has been authorized to act on behalf of the Company or the Named Fiduciary pursuant to Section 3.1 or from Pentegra (as provided for in Section 5.4) shall be in writing, transmitted by mail or by facsimile or shall be an electronic transmission, provided the Trustee may, in its discretion, accept oral directions and instructions and may require confirmation in writing of any such oral directions and instructions. The Trustee shall be entitled to rely on and shall be fully protected in acting in accordance with all such directions and instructions which the Trustee reasonably believes to have been given by a party who has been authorized to act on behalf of the Company or the Named Fiduciary pursuant to Section 3.1 or by Pentegra (pursuant to Section 5.4) and in failing to act in the absence thereof.

                                   SECTION 4

                   INVESTMENT AND ADMINISTRATION OF THE FUND
                   -----------------------------------------

      4.1  Investment  Funds.  The  Named  Fiduciary,  from  time to time and in
           -----------------
accordance with the provisions of the Plan, shall direct the Trustee to establish one or more separate investment accounts under the Trust (each such separate account hereinafter referred to as an "Investment Fund"). The Trustee shall transfer to each such Investment Fund such portion of the assets of the Fund as the Named Fiduciary directs. The assets which have been allocated to an Investment Fund shall be invested and reinvested in accordance with the instructions of the Named Fiduciary, which shall have exclusive responsibility therefore. The Trustee shall be under no duty to question, and shall not incur any liability on account of following, the instructions of the Named Fiduciary, with respect to any Investment Fund or the investment or reinvestment of any assets of the Fund or any Investment Fund, nor to make suggestions to the Named Fiduciary in connection therewith or to determine the compliance of such instructions with the Plan or applicable law, including, without limitation, the requirements of Sections 406 and 407 of ERISA. The Trustee shall not be liable for any losses, costs or expenses (including, without limitation, any opportunity costs) resulting from any investment directions given or omitted by the named Fiduciary and the Trustee shall not be liable for any losses, cost or expenses associated with the investment decisions of the Named Fiduciary, including, without limitation, any losses, costs or expenses associated with the selection of investments by the Named Fiduciary, actual investments directed by the Named Fiduciary and the market risks associated with such selections and directions. If the Trustee is directed to deliver property against payment, the Trustee shall have no liability for non-receipt of such payment.

      Unless the Trustee is otherwise directed by the Named Fiduciary, all interest, dividends and other income received with respect to, and all proceeds received from the sale or other disposition of, assets of an Investment Fund shall be credited to and reinvested in such Investment Fund, and all expenses of the Fund which are properly allocable to a particular Investment Fund shall be so allocated and charged. Subject to the provisions of the Plan, the Named Fiduciary may direct the Trustee to eliminate an Investment Fund or Funds, and the Trustee thereupon shall dispose of the assets of such Investment Fund or Funds and reinvest the proceeds thereof in accordance with the instructions of the Named Fiduciary.

      4.2 Discretionary Powers and Duties of Trustee.  Subject to the provisions
          ------------------------------------------
and limitations contained elsewhere herein, in administering the Trust, the Trustee shall be specifically authorized in its sole administrative discretion to:

           (a) Appoint subtrustees or depositories, domestic or foreign (including affiliates of the Trustee), as to part or all of the Fund, except that the indicia of ownership of any asset of the Fund shall not be held outside the jurisdiction of the district courts of the United States unless in compliance with Section 404(b) of ERISA and regulations thereunder;

           (b) Appoint one or more individuals or corporations as a custodian of any property of the Fund and, as part of its reimbursable expenses under this Agreement, to pay the reasonable compensation and expenses of any such custodian;

           (c) Hold property in nominee name, in bearer form, or in book entry form, in a clearinghouse corporation or in a depository (including an affiliate of the Trustee), so long as the Trustee's records clearly indicate that the assets held are a part of the Fund;

           (d) Collect income payable to and distributions due to the Fund and sign on behalf of the Trust any declarations, affidavits, certificates of ownership and other documents required to collect income and principal payments, including but not limited to, tax reclamations, rebates and other withheld amounts;

           (e) Collect proceeds from securities, certificates of deposit or other investments which may mature or be called and surrender such securities at maturity or when called; provided, however, that the Trustee shall not be liable for failure to surrender any security for redemption prior to maturity or take other action if notice of such redemption or other action was not provided to the Trustee by the issuer, the Named Fiduciary or one of the nationally recognized bond or corporate action services to which the Master Trustee subscribes;

           (f)  Exchange   securities  in  temporary   form  for  securities  in
definitive form, and to effect an exchange of shares where the par value of stock is changed;

           (g) Submit or cause to be submitted to the Named Fiduciary, on a best efforts basis, all information received by the Trustee regarding ownership rights pertaining to property held in the Fund;

           (h) Attend to involuntary corporate actions;

           (i) Determine, or cause to be determined, the fair market value of the Fund daily, or for such other period as may be mutually agreed upon, in accordance with methods consistently followed and uniformly applied;

           (j) Render periodic statements for property held hereunder;

           (k) Commence or defend suits or legal proceedings and represent the Fund in all suits or legal proceedings in any court or before any other body or tribunal as the Trustee shall deem necessary to protect the Fund (provided, however, that the Trustee shall have no obligation to take any legal action for the benefit of the Fund unless it shall first be indemnified for all expenses in connection therewith, including without limitation counsel fees);

           (l) Employ suitable agents and legal counsel, who may be counsel for an Employer, and, as a part of its reimbursable expenses under this Agreement, to pay their reasonable compensation and expenses. The Trustee shall be entitled to rely on and may act upon advice of counsel on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice;

           (m) Subject to the requirements of applicable law, take all action necessary to settle authorized transactions;

           (n) Form corporations and create trusts under the laws of any state for the purpose of acquiring and holding title to any securities or other property, all on such terms and conditions as the Trustee deems advisable;

           (o) Make,  execute and deliver any and all  documents,  agreements or
other   instruments   in  writing  as  are   necessary  or  desirable   for  the
accomplishment of any of the powers and duties in this Agreement; and

           (p) Generally take all action, whether or not expressly authorized, which the Trustee may deem necessary or desirable for the fulfillment of its duties hereunder.

      4.3.  Directed Powers of Trustee.  In addition to the powers enumerated in
            --------------------------
Section 4.2, the Trustee shall have the following powers and authority in the administration of the Fund to be exercised solely as directed by the Named
Fiduciary:

           (a) Invest and reinvest in any securities or other property including Employer Stock, provided that in no case without the consent of the Trustee will the assets of the Fund be invested in assets other than Employer Stock or units of collective investment funds;

           (b) Settle purchases and sales and engage in other transactions, including free receipts and deliveries, exchanges and other voluntary corporate actions, with respect to securities or other property received by the Trustee;

           (c) Redeem, transfer or exchange securities of the Fund; sell, exchange, convey, transfer or otherwise dispose of any other property of the Fund; and make, execute and deliver to the purchasers thereof good and sufficient legal documents of conveyance therefore, and all assignments, transfers and other legal instruments, either necessary or convenient for passing the title and ownership of such securities and other property, and no person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale or disposition;

           (d) Deliver notices, prospectuses and proxy statements to the Named Fiduciary, and, subject to Section 4.4, vote in person or by proxy with respect to any securities held by the Trust Fund in accordance with the written directions of the Named Fiduciary; and in accordance with such power, exercise subscription, conversion and other rights and options and make payments incidental thereto and take action or refrain from taking any action with respect to any reorganization, consolidation, merger, dissolution or other recapitalization or refinancing and pay any assessments or charges in connection therewith and delegate discretionary powers with respect thereto; but the Company understands that, where options, tenders or other rights have fixed expiration dates, in order for the Trustee to act, it must receive instructions at its offices, addressed as the Trustee may from time to time request, by no later than noon (N.Y. City time) at least one business day prior to the last scheduled date to act with respect thereto (or such earlier date or time as the Trustee may direct);

           (e) Hold any part of the Fund in cash or cash balances and the Trustee shall not be responsible for the payment of interest on such balances;

           (f) Make loans from the Fund to participants in the Plan, which shall be secured by the participants account balance; however, the Named Fiduciary shall have full and exclusive responsibility for loans made to participants, including, without limitation, full and exclusive responsibility for the following: development of procedures and documentation for such loans; acceptance of loan applications; approval of loan applications; disclosure of interest rate information required by Regulation Z of the Federal Reserve Board promulgated pursuant to the Truth in Lending Act, 15 U.S.C. ss. 1601 et seq.; ensuring that such loans shall bear a reasonable rate of interest (within the meaning of Regulation ss. 2550.408(b)(1) promulgated by the Department of Labor); acting as agent of the Trustee for the physical custody and safekeeping of the promissory notes and other loan documents; performing necessary and appropriate recordkeeping and accounting functions with respect to loan transactions; enforcement of promissory note terms, including, but not limited to, directing the Trustee to take specified actions to enforce its rights under the documents relating to plan loans, including, without limitation, the occurrence of events of default and maintenance of accounts and records regarding interest and principal payments on notes. The Trustee shall not in any way be responsible for holding or reviewing such documents, records and procedures and shall be entitled to rely upon such information as is provided by the Named Fiduciary or its own sub-agent or recordkeeper without any requirement or responsibility to inquire as to the completeness or accuracy thereof, but may from time to time examine such documents, records and procedures as it deems appropriate. Unless otherwise instructed in writing by the Named Fiduciary, the Trustee shall have no duty or responsibility to file a UCC-1 form or take other action in order to perfect its security interest in the accounts of a Participant to whom a loan is made. The Company shall indemnify and hold the Trustee and its directors, officers and employees harmless from all claims, liabilities, losses, damages, costs and expenses, including reasonable attorneys' fees, arising out of any action or inaction of the Named Fiduciary with respect to its agency responsibilities described herein with respect to participant loans and this indemnification shall survive the termination of this Agreement;

           (g) Execute proxies for any securities held in the Fund;

           (h) Deposit cash in interest bearing accounts in the banking department of the Trustee, the Company (provided that the Company meets the requirements of ss. 408(b)(4) of ERISA) or in affiliated banking organization of the Trustee or the Company;

           (i) Compromise, compound, settle or arbitrate any claim, debt or obligation due to or from the Trustee and to reduce the rate of interest on, extend or otherwise modify, or to foreclose upon default or otherwise enforce any such obligation; and to abandon any property determined by the Named Fiduciary to be worthless;

           (j)  Invest  in  any  collective   investment  fund,   including  any
collective investment fund maintained by the Trustee or an affiliate. The Trustee shall have no responsibility for the custody or safekeeping of assets transferred to any collective investment trust not maintained by the Trustee. To the extent that any investment is made in any such collective investment fund, the terms of the collective trust indenture shall solely govern the investment duties, responsibilities and powers of the trustee of such collective investment fund and, to the extent required by law or by such indenture, such terms, responsibilities and powers shall be incorporated herein by reference and shall be a part of this Agreement. For purposes of valuation, the value of the interest maintained by the Fund in any such collective investment fund shall be the fair market value of the collective investment fund units held, determined in accordance with generally recognized valuation procedures. The Company expressly understands and agrees that any such collective investment fund may provide for the lending of its securities by the collective investment fund trustee and that such collective investment fund trustee will receive compensation from the borrowers for the lending of securities that is separate from any compensation of the Trustee hereunder, or any compensation of the collective investment fund trustee for the management of such fund; and

           (k) For the purposes of the Fund, to borrow money from any person or persons, including The Bank of New York, to issue the Fund's promissory note or notes therefor, and to secure the repayment thereof by pledging, mortgaging or otherwise encumbering any property in its possession.

      4.4  Employer Stock.
           --------------

           (a) The Named Fiduciary may direct that all or a portion of the Fund or any Investment Fund be invested in Employer Stock and the Trustee shall act in accordance with any such directions. Except as otherwise required under ERISA, the Trustee shall have no discretionary authority or responsibility to exercise voting rights, or rights in the event of a tender offer, with respect to such Employer Stock but instead shall be subject to the directions of the Named Fiduciary in the exercise of such rights.

           To the extent that the Plan provides for the voting or tendering of Employer Securities by Plan participants, the Named Fiduciary shall not improperly interfere in any manner regarding the decisions by or directions of any participant with respect to the vote of or response to a tender offer for Employer Securities allocated to the participant's account, and the Named Fiduciary shall arrange for such voting or participant's decision regarding the participant's action with respect to an offer to take place on a confidential basis. The Named Fiduciary will adequately communicate or cause to be communicated to all participants the provisions of the Plan and this Agreement relating to the right of participants with respect to Employer Stock under the Plan. The Company will provide the Named Fiduciary with such information and assistance as the Named Fiduciary may reasonably request, in connection with any communications or distributions to participants.

           The  Company  will   distribute  or  cause  to  be   distributed   to
participants entitled to direct the Named Fiduciary with respect to Employer Stock, all materials and communications which it provides to other stockholders of the Company in connection with such vote. The Trustee may rely on the Company for such distribution and will not be liable for the Company's failure to provide such materials and communications to any such participant.

           (b) In the event that the Trustee is directed to dispose of any Employer Stock under circumstances which, in the opinion of the Trustee, require registration of such securities under the Securities Act of 1933 and/or qualification of such securities under the Blue Sky laws of any state or states, then the Company, at its own expense, will promptly take or cause to be taken any and all action necessary or appropriate to effect such registration and/or qualification. In such event, the Trustee shall not be required to dispose of such securities until such registration and/or qualification are complete and effective, and the Trustee shall not be liable for any loss or depreciation of the Fund resulting from any delay attributable thereto. The Company will indemnify and hold the Trustee and its officers, directors and employees harmless with respect to any claim, liability, loss, damage or expense (except any such claims, liabilities, losses, damages or expenses that are attributable to the Trustee's own gross negligence, bad faith or willful misconduct with respect to any duties specifically undertaken herein) incurred as a result of such registration or qualification or as a result of any information in connection therewith furnished by the Company or as a result of any failure by the Company to furnish any such information. This indemnification shall survive termination of this Agreement. Unless otherwise directed by the Named Fiduciary, any proceeds received by the Trustee as a result of the sale, exchange or transfer of Employer Stock pursuant to a tender offer shall be reinvested in Employer Stock by the Trustee if such security is available for purchase. 4.5 Standard of Care

      4.5 Standard of Care.  The Trustee  shall  discharge its duties under this
          ----------------
Agreement with the care and skill required under ERISA with respect to its duties. The Trustee shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, direction, instruction, consent, certification or other instrument believed by it to be genuine and delivered by the proper party or parties. The duties of the Trustee shall only be those specifically undertaken pursuant to this Agreement or by separate written agreement.


      4.6 Force Majeure.  The Trustee shall not be responsible or liable for any
          -------------
losses to the Fund resulting from nationalization, expropriation, devaluation, seizure, or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, levies or other charges affecting the Fund's property; or acts of war, terrorism, insurrection or revolution; or acts of God; or any other similar event beyond the control of the Trustee or its agents. This Section shall survive the termination of this Agreement.


                                    SECTION 5

                     APPOINTMENT AND AUTHORITY OF PENTEGRA
                     -------------------------------------

      5.1  Appointment  and  Delegation.  The Company  hereby  certifies  to the
           ----------------------------
Trustee  that  Pentegra   Services,   Inc.   ("Pentegra")  is  the  third  party
administrator appointed by the Named Fiduciary or the Company to receive, cumulate and communicate investment and distribution directions of the participants and beneficiaries of the Plan with respect to the Fund or the Investment Funds, and the Named Fiduciary has delegated such responsibility and authority exclusively to Pentegra. For purposes of this Agreement, Pentegra shall be a delegee of the Named Fiduciary in accordance with Section 405(c)(1)(B) of ERISA. Except as provided in Section 5.5, the Trustee shall act solely on the directions and instructions communicated to the Trustee by Pentegra and the Trustee shall not be liable for any failure to act on any direction or instruction of any other party.

      5.2 Allocation and Investment Directions to Trustee. Pentegra shall direct
          -----------------------------------------------
the Trustee with respect to the allocation of assets to the Investment Funds, transfers among the Investment Funds and investment and reinvestment of the assets of the Fund and each Investment Fund. The Trustee shall have no duty to invest, and shall not be liable for any interest on, any such assets it holds uninvested pending receipt of directions from Pentegra to invest or reinvest assets of the Fund.

      5.3  Custody of Participant Loan Documents. Pentegra is further authorized
           -------------------------------------
and is hereby appointed by the Named Fiduciary and the Company to act as custodian for the Trustee of all original promissory notes and security agreements which shall be held subject to the order of the Trustee. In the event that such custodianship is terminated by Pentegra, the Named Fiduciary or the Trustee, the Named Fiduciary shall retain the originals of all promissory notes and security agreements as custodian for the Trustee.

      5.4  Designation for Authorized  Instructions.  Pentegra shall furnish the
           ----------------------------------------
Trustee with a written list of the names, signatures and extent of authority of all persons authorized to act on behalf of Pentegra. The Trustee shall be entitled to rely on and shall be fully protected in acting upon direction reasonably believed by it to be from an authorized party (or omitting to act in the absence of direction) until notified in writing by Pentegra, of a change in the identity of an authorized party. Directions of an authorized party shall be governed by Section 3.2 of this Agreement.

      5.5 Resignation or Removal of Pentegra.  In the event Pentegra  resigns or
          ----------------------------------
is removed as third party administrator under the Plan, or Pentegra's authority is circumscribed in any manner, the Company shall promptly notify the Trustee of such resignation, removal or circumscription of authority and shall furnish the Trustee with Certified Resolutions identifying the Named Fiduciary and any other persons authorized to assume the duties and responsibilities of Pentegra with respect to the Plan. The Trustee shall not have or be deemed to have any responsibility to assume the functions and duties of Pentegra, shall have no duty or responsibility to invest or reinvest the assets of the Fund and shall not be liable for any losses to the Fund (including any opportunity costs) as a result of its failure to act prior to receiving the foregoing Certified Resolution.

                                    SECTION 6

                          REPORTING AND RECORDKEEPING
                          ---------------------------


      6.1 Records and Accounts. The Trustee shall keep full and accurate records
          --------------------
of all receipts, investments, disbursements, and other transactions hereunder, including such specific records as may be agreed upon in writing between the Company and the Trustee. Within ninety (90) days after the end of each fiscal year of the Trust or within ninety (90) days after its removal or resignation or the termination of this Agreement, the Trustee shall file with the Company a written account of the administration of the Fund showing all transactions effected by the Trustee and all property held by the Fund at its fair market value for the accounting period. If, within ninety (90) days after the Trustee mails such account to the Company, the Company has not given the Trustee written notice of any exception or objection thereto, the statement shall be deemed to have been approved, and in such case, the Trustee shall not be liable for any matters in such statements. Upon prior written notice, the Company or its agent shall have the right at its own expense to inspect the Trustee's books and records directly relating to the Fund during normal business hours. If for any reason the Trustee fails to file an account required of the Trustee within the applicable times specified hereunder, such account shall be filed by the Trustee after the expiration of such time as soon as is reasonably practicable. To the extent that the Trustee shall be required to value the assets of the Fund, the Trustee may rely for all purposes of this Agreement upon any certified appraisal or other form of valuation submitted by the Named Fiduciary, Pentegra, any investment manager or other third party appointed by the Named Fiduciary. Nothing in this Section shall impair Trustee's right to judicial settlement of any account rendered by it. In any such proceeding the only necessary parties shall be the Trustee, the Company and any other party whose participation is required by law, and any judgment, decree or final order entered shall be conclusive on all persons having an interest in the trust.

      The fiscal year of the Trust shall be the plan year as established under the terms of the Plan.

      6.2  Non-Fund  Assets.  The duties of the Trustee  shall be limited to the
           ----------------
assets held in the Fund, and the Trustee shall have no duties with respect to assets held by any other person including, without limitation, any other trustee for the Plan unless otherwise agreed in writing. The Company hereby agrees that the Trustee shall not serve as, and shall not be deemed to be, a co-trustee under any circumstances. The Named Fiduciary may request the Trustee to perform a recordkeeping service with respect to property held by others and not otherwise subject to the terms of this Agreement. To the extent the Trustee shall agree to perform this service, its sole responsibility shall be to accurately reflect information on its books which it has received from the Named Fiduciary.

                                    SECTION 7

                 COMPENSATION, EXPENSES, TAXES, INDEMNIFICATION
                 ----------------------------------------------

      7.1  Compensation   and  Expenses.   The  Trustee  shall  be  entitled  to
           ----------------------------
compensation for services under this Agreement as mutually agreed by the Company and the Trustee. The Trustee shall also be entitled to reimbursement for reasonable expenses incurred by it in the discharge of its duties under this Agreement. The Trustee is authorized to charge and collect from the Fund any and all such fees and expenses to the extent such fees and expenses are not paid directly by the Company, another Employer or by Pentegra (acting on behalf of the Company or such other Employer).

           All amounts (including taxes) paid from the Fund which are allocable to an Investment Fund shall be charged to such Investment Fund in accordance with Section 4.1 of this Agreement. All such expenses which are not so allocable shall be charged against each of the Investment Funds in the same proportion as the value of the total assets held in such Investment Fund bears to the value of the total assets in the Fund.

           To the extent the Trustee advances funds to the Fund for disbursements or to effect the settlement of purchase transactions, the Trustee shall be entitled to collect from the Fund an amount equal to what would have been earned on the sums advanced (an amount approximating the "federal funds" interest rate).

      7.2 Tax Obligations. To the extent that the Company or Named Fiduciary has
          ---------------
provided necessary information to the Trustee, the Trustee shall use reasonable efforts to assist the Company or the Named Fiduciary with respect to any Tax Obligations. The Company or Named Fiduciary shall notify the Trustee of any Tax Obligations. Notwithstanding the foregoing, the Trustee shall have no responsibility or liability for any Tax Obligations now or hereafter imposed on any Employer or the Fund by any taxing authorities, domestic or foreign, except as provided by applicable law.

           To the extent the Trustee is responsible under any applicable law for any Tax Obligation, the Company or the Named Fiduciary shall inform the Trustee of all Tax Obligations, shall direct the Trustee with respect to the performance of such Tax Obligations, and shall provide the Trustee with all information required by the Trustee to meet such Tax Obligations. All such Tax Obligations shall be paid from the Fund unless paid by the Company or another Employer.

      7.3  Indemnification.  The Company  shall  indemnify and hold harmless the
           ---------------
Trustee and its directors, officers and employees from all claims, liabilities, losses, damages and expenses, including reasonable attorneys' fees and expenses, incurred by the Trustee in connection with this Agreement, except those resulting from the Trustee's gross negligence, bad faith or willful misconduct. This indemnification (as well as any other indemnification in this Agreement) shall survive the termination of this Agreement. If the Trustee is acting as a successor trustee or succeeds to responsibilities hereunder for trusteeship of plan assets with respect to the Fund (or any portion thereof), the Company hereby agrees to hold the Trustee harmless from and against any tax, claim, liability, loss, damage or expense incurred by or assessed against it as such successor as a direct or indirect result of any act or omission of a predecessor trustee or any other person charged under any agreement affecting Fund assets with investment responsibility with respect to such assets, except for such taxes, claims, liabilities, losses, damages or expenses attributable to the Trustee's own gross negligence, bad faith or willful misconduct.

                                    SECTION 8

                  AMENDMENT, TERMINATION, RESIGNATION, REMOVAL
                  --------------------------------------------


      8.1 Amendment.  This Agreement may be amended by written  agreement signed
          ---------
by the Company and the Trustee. This Agreement may be terminated at any time by the Company by written instrument delivered to the Trustee. Thereafter, the Trustee shall distribute all assets of the Fund, less any fees and expenses payable from the Fund with respect to the Plan, pursuant to instructions of the Named Fiduciary. The Trustee may condition its delivery, transfer or distribution of any assets upon the Trustee's receiving assurances reasonably satisfactory to it that the approval of appropriate governmental or other authorities has been secured and that all notices and other procedures required by applicable law have been complied with. The Trustee shall be entitled to assume that such distributions are in full compliance with and not in violation of the terms of the Plan or any applicable law.

      8.2 Removal or  Resignation  of Trustee.  The Trustee may be removed  with
          -----------------------------------
respect to all or part of the Fund upon receipt of sixty (60) days' written notice (unless a shorter or longer period is agreed upon) from the Company. The Trustee may resign as Trustee hereunder upon sixty (60) days' written notice (unless a shorter or longer period is agreed upon) delivered to the Company. In the event of such removal or resignation, a successor trustee will be appointed and the retiring Trustee shall transfer the Fund, less such amounts as may be reasonable and necessary to cover its compensation and expenses. In the event the Company fails to appoint a successor trustee within sixty (60) days of receipt of written notice of resignation, the Trustee reserves the right to seek the appointment of a successor trustee from a court of competent jurisdiction. The Trustee shall have no duties, responsibilities or liability with respect to the acts or omissions of any successor trustee.

      8.3 Property  Not  Transferred.  The Trustee  reserves the right to retain
          --------------------------
such property as is not suitable for distribution or transfer at the time of the termination of a Plan or this Agreement and shall hold such property for the benefit of those persons or other entities entitled to such property until such time as the Trustee is able to make distribution. Upon the appointment and acceptance of a successor trustee, the Trustee's sole duties shall be those of a custodian with respect to any property not transferred to the successor trustee.


                                    SECTION 9

                             ADDITIONAL PROVISIONS
                             ---------------------

      9.1 No Merger,  Consolidation  or Transfer of Plan Assets or  Liabilities.
          ---------------------------------------------------------------------
Notwithstanding anything to the contrary contained herein, no merger, consolidation or transfer of the assets or liabilities of the Plan with or to any other plan shall be permitted, except in compliance with the provisions of ERISA and the Code which are applicable to such mergers, consolidations or transfers, including, without limitation, Sections 208 and 4043(b)(8) of ERISA and Sections 401(a)(12), 414(l) and 6058(b) of the Code, and the regulations thereunder.

      9.2  Assignment  or  Alienation.  Except  as  may  be  required  by law or
           --------------------------
permitted by the Plan, the Fund shall not be subject to any form of attachment, garnishment, sequestration or other actions of collection afforded creditors of the Employer, participants or beneficiaries under the Plan. The Trustee shall not recognize any permitted assignment or alienation of benefits unless directed to do so by the Named Fiduciary or required to do so by applicable law.

      9.3 Successors and Assigns. Neither the Company nor the Trustee may assign
          ----------------------
this Agreement without the prior written consent of the other, except that the Trustee may assign its rights and delegate its duties hereunder to any corporation or entity which directly or indirectly is controlled by, or is under common control with, the Trustee. This Agreement shall be binding upon, and inure to the benefit of, the Company and the Trustee and their respective successors and permitted assigns. Any entity which shall by merger, consolidation, purchase, or otherwise, succeed to substantially all the trust business of the Trustee shall, upon such succession and without any appointment or other action by the Company, be and become successor trustee hereunder, upon notification to the Company.

      9.4  Governing Law. This  Agreement  shall be construed in accordance with
           -------------
and governed by the laws of the State of New York (without giving effect to conflict of law principles thereof) to the extent not preempted by Federal law.

      9.5  Necessary  Parties. The Trustee reserves the right to seek a judicial
           ------------------
or administrative determination as to its proper course of action under this Agreement. Nothing contained herein will be construed or interpreted to deny the Trustee or the Company the right to have the Trustee's account judicially determined. To the extent permitted by law, only the Trustee and the Company shall be necessary parties in any application to the courts for an interpretation of this Agreement or for an accounting by the Trustee, and no participant or beneficiary under the Plan or other person having an interest in the Fund shall be entitled to any notice or service of process. Any final judgment entered in such an action or proceeding shall, to the extent permitted by law, be conclusive upon all persons.

      9.6  No Third Party Beneficiaries.  The  provisions of this  Agreement are
           ----------------------------
intended to benefit only the parties hereto, their respective successors and assigns, and participants and their beneficiaries under the Plan. There are no other third party beneficiaries.

      9.7  Execution  in  Counterparts.  This  Agreement  may be executed in any
           ---------------------------
number of counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument and may be sufficiently evidenced by one counterpart.

      9.8  No Additional  Rights.  Neither the  establishment  of the  Fund  nor
           ---------------------
this Agreement shall be considered as giving any Plan participant or any other person any legal or equitable rights against the Employer, the Named Fiduciary, the Trustee or the assets, whether corpus or income, of the Fund unless such right is specifically provided for in this Agreement or the Plan, nor shall it be considered as giving any Plan participant or other employee of the Employer the right to continue in the service of the Employer in any capacity.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the effective date set forth above.


Authorized Signer of:                       Authorized Officer of:
American Bank of New Jersey                 The Bank of New York


By:                                         By:
       ---------------------------                 ---------------------------

Name:                                       Name:
       ---------------------------                 ---------------------------

Title:                                      Title:
       ---------------------------                 ---------------------------

Date:                                       Date:
       ---------------------------                 ---------------------------